April 14, 2009

Aftersoft Group, Inc.
Regus House
Heronsway Chester Business Park
Chester CH4 9QR
United Kingdom

Re: Amendment No. 2 to Loan Agreement

Dear Sirs:

Reference is made to the Revolving Credit and Term Loan Agreement dated as of December 21, 2007, as amended by Amendment No. 1 dated September 23, 2008 (collectively, the "Loan Agreement"), by and between ComVest Capital, LLC (the "Lender") and Aftersoft Group, Inc. (the "Borrower").  All capitalized terms used herein without definition have the respective meanings ascribed to them in the Loan Agreement.

The Lender and the Borrower are entering into this Amendment No. 2 for the purpose of further amending Section 6.17 of the Loan Agreement.

Accordingly, this will confirm the agreement of the Lender and the Borrower to make the following amendment to the Loan Agreement:

1 Amended Covenant. Section 6.17 the Loan Agreement is hereby amended so as to read in full as follows:

Section 6.17. Coverage Test. Permit the ratio of (a) EBIDA minus Capital Expenditures incurred to maintain or replace capital assets, to (b) Debt Service, for any fiscal quarter to be less than the minimum ratio for such fiscal quarter set forth below (and the Borrower hereby acknowledges that such minimum ratios have been set based on 80% of the Borrower's projected ratios for the subject periods):

Fiscal Quarter Ending	Minimum Coverage Ratio
March 31, 2009	0.71 to 1.00
June 30, 2009	0.50 to 1.00
On or after September 30, 2009	1.25 to 1.00

2 General.  Sections 5 through 9 of Amendment No. 1 are hereby incorporated herein by this reference, mutatis mutandis, with all references therein to "Amendment No. 1" changed to refer to "Amendment No. 2".

Kindly confirm your agreement to the foregoing by countersigning a counterpart copy of this Amendment No. 2 in the space provided below

Very truly yours, COMVEST CAPITAL, LLC

By:	/s/ Gary E. Jaggard
Gary E. Jaggard, Managing Director

Acknowledged, Confirmed and Agreed To: AFTERSOFT GROUP, INC.

By:	/s/ Ian Warwick
Name: Ian Warwick
Title: President and CEO